PLANNED MERGER OF PEPSICO AND QUAKER
GETS EUROPEAN COMMISSION CLEARANCE

PURCHASE, N.Y. and CHICAGO, March 27, 2001 -- PepsiCo, Inc. and The Quaker Oats Company said today that the European Commission has granted clearance for the two companies' planned merger.

The companies received notification of the European Commission decision earlier today.

The companies also said that they began mailing copies of a joint merger proxy statement/prospectus to shareholders last week and that on May 1 each will hold a special meeting of shareholders to approve the proposed merger.

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